EXHIBIT 23(a)




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of PacifiCorp on Form S-8 of our report dated January 31, 1997 (March 11, 1997 as to Note 15), incorporated by reference in the Annual Report on Form 10-K of PacifiCorp for the year ended December 31, 1996.

DELOITTE & TOUCHE LLP


Portland, Oregon
February 9, 1998